UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 4, 2022

Date of Report (Date of earliest event reported)

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PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

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maryland	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Custom House Street, 11th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	New York Stock Exchange
7.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	PLYM-PrA	NYSE American

Item 1.01	Entry Into a Material Definitive Agreement

On May 2, 2022, Plymouth Industrial OP, LP (the “Borrower”), the operating partnership subsidiary of Plymouth Industrial REIT, Inc. (the “Company”), and the guarantors named therein, including the Company, entered into a Second Amendment, Increase and Joinder Agreement to Second Amended and Restated Credit Agreement with KeyBank National Association (“KeyBank”) as administrative agent, on behalf of itself and the other lenders that are parties thereto, and KeyBanc Capital Markets, as sole lead arranger and sole book manager (as amended, the “Credit Agreement”). The Credit Agreement, as amended, provides the Borrower with a $350 million revolving credit facility and two term loans, one for $100 million (the “2026 Term Loan”) and the other for $150 million (the “2027 Term Loan”), with an accordion feature that allows the total borrowing capacity under the Credit Agreement and the Term Loan Credit Agreement (as defined below) to be increased to $1 billion, subject to certain conditions. Under the Credit Agreement, as amended, the revolving credit facility matures in August 2025 with two, six-month extension options, subject to certain conditions. The 2026 Term Loan matures in August 2026, and the 2027 Term Loan matures in May 2027. Borrowings under the Credit Agreement, as amended, bear interest at either (1) the base rate (determined as the highest of (a) KeyBank’s prime rate, (b) the Federal Funds rate plus 0.50% and (c) the Adjusted Term SOFR for a one month tenor plus 1.0% or (2) SOFR, plus, in either case, a spread (A) between 35 and 90 basis points for revolver base rate loans or between 135 and 190 basis points for revolver SOFR rate loans and (B) between 30 and 85 basis points for term base rate loans or between 130 and 185 basis points for term SOFR rate loans, with the amount of the spread depending on the Borrower’s total leverage ratio.

On May 2, 2022, the Borrower and the guarantors named therein, including the Company, entered into a First Amendment and Joinder to Term Loan Credit Agreement with KeyBank, as administrative agent, on behalf of itself and the other lenders that are parties thereto, and KeyBanc Capital Markets and Capital One, National Association as joint lead arrangers and book managers (the “Term Loan Credit Agreement” and, together with the Credit Agreement, the “Credit Facilities”). The Term Loan Credit Agreement provides the Borrower with a $200 million term loan. The Term Loan Credit Agreement matures in February 2027. Borrowings under the Term Loan Credit Agreement, as amended, bear interest at the same rates as term loan borrowings under the Credit Agreement.

The Credit Facilities are unsecured; however, the borrowing capacity under the Credit Facilities is subject to the maintenance of a certain number of unencumbered properties, as defined in the Credit Facilities. The Credit Facilities contain customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates. The covenants limit the Borrower’s use of proceeds to, among other things, repaying existing loans, funding acquisitions of additional properties, funding capital and construction expenditures, tenant improvements, leasing commissions and property and equipment acquisitions and for general working capital purposes. The Credit Facilities also contain financial covenants that require, among other things, the Borrower and the Company to maintain (1) a minimum fixed charge coverage ratio of 1.50 to 1.0, (2) a maximum total indebtedness to total asset value of 60% and (3) a minimum consolidated tangible net worth of $442,860,019, plus 75% of any future issuance of equity by either the Company or the Borrower and 75% of the equity in any contributed real estate. In addition, the secured debt of the Company and the Borrower may not exceed 40% of total asset value and the ratio of their unsecured indebtedness to the value of their unencumbered properties may not exceed 60%.

In the event of a default by the Borrower under the Credit Facilities, the agent may, and at the request of the requisite number of lenders, shall, declare all obligations under the Credit Facilities immediately due and payable, terminate the lenders’ commitments to make loans under the Credit Facilities and enforce any and all rights of the lenders or the agent under the Credit Facilities and related documents.

Copies of the Credit Agreement, as amended, and the Term Loan Credit Agreement, as amended, are attached to this current report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference as though they were fully set forth herein. The foregoing summary descriptions of the Credit Agreement, as amended, and the Term Loan Credit Agreement, as amended, and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the complete text of the Credit Agreement, as amended, and the Term Loan Credit Agreement, as amended, as applicable.

Item 1.02	Termination of a Material Definitive Agreement

On May 2, 2022, the Borrower used a portion of the proceeds from borrowings under the Credit Agreement, as amended, to repay its outstanding obligations under the revolving credit facility under the Credit Agreement. The previous revolving credit obligations bore interest at a rate of 2.0% per annum.

Item 2.02	Results of Operations and Financial Condition

On May 4, 2022, Plymouth Industrial REIT, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing, among other things, earnings for the three months ended March 31, 2022. The text of the Earnings Release is included as Exhibit 99.1 to this Current Report.

The Earnings Release is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 4, 2022, the Company disclosed a supplemental analyst package in connection with its earnings conference call for the three months ended May 4, 2022, which took place on May 4, 2022. A copy of the supplemental analyst package is attached hereto as Exhibit 99.2.

The supplemental analyst package is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

10.1	Second Amended and Retated Credit Agreement, dated as of August 11, 2021, by and among Plymouth Industrial OP, LP, the Guarantors named therein, KeyBank National Association and the other lenders party thereto, as amended by the Second Amendment, Increase and Joinder Agreement.

10.2	Term Loan Credit Agreement, dated as of August 11, 2021, by and among Plymouth Industrial OP, LP, the Guarantors named therein, KeyBank National Association and the other lenders party thereto, as amended by the First Amendment and Joinder Agreement.

99.1	Press Release dated May 4, 2022

99.2	Supplemental Analyst Package – First Quarter 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: May 4, 2022	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer